Exhibit 23(d)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


            As independent public accountants, we hereby consent to the incorporation by reference in this Registration State-ment on Form S-3 used to register $200 million of the Cumula-tive Quarterly Income Series A Preferred Securities of our reports dated January 25, 1995, included in and incorporated by reference in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.


                                                ARTHUR ANDERSEN LLP

Kansas City, Missouri,
  October 16, 1995